Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - January 2006

Series Deal Size Expected Maturity	1996-4 $602MM 8/10/2006	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008	1999-2 $602MM 2/21/2006
Yield	16.93%	16.93%	16.94%	16.93%	16.93%
Less: Coupon	4.74%	4.77%	4.72%	4.79%	4.88%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	2.67%	2.67%	2.67%	2.67%	2.67%
Excess Spread:
January-06	8.02%	7.99%	8.05%	7.97%	7.88%
December-05	2.69%	2.69%	2.74%	2.66%	2.58%
November-05	1.60%	1.57%	1.61%	1.51%	1.42%
Three Month Average Excess Spread	4.10%	4.08%	4.13%	4.05%	3.96%

Delinquency:
30 to 59 Days	0.90%	0.90%	0.90%	0.90%	0.90%
60 to 89 Days	0.61%	0.61%	0.61%	0.61%	0.61%
90+ Days	1.21%	1.21%	1.21%	1.21%	1.21%
Total	2.72%	2.72%	2.72%	2.72%	2.72%

Principal Payment Rate	19.97%	19.97%	19.97%	19.97%	19.97%

Series Deal Size Expected Maturity	2001-3 $750MM 3/20/2006	2001-4 $714MM 8/10/2006
Yield	16.94%	16.94%
Less: Coupon	4.73%	4.66%
Servicing Fee	1.50%	1.50%
Net Credit Losses	2.67%	2.67%
Excess Spread:
January-06	8.04%	8.11%
December-05	2.75%	2.76%
November-05	1.61%	1.66%
Three Month Average Excess Spread	4.13%	4.18%

Delinquency:
30 to 59 Days	0.90%	0.90%
60 to 89 Days	0.61%	0.61%
90+ Days	1.21%	1.21%
Total	2.72%	2.72%

Principal Payment Rate	19.97%	19.97%